EXHIBIT 5.1






                                                             , 1996


                  THE FOLLOWING OPINION IS INTENDED TO BE RENDERED UPON THE TRANSACTIONS DESCRIBED HEREIN IN SUBSTANTIALLY THE FORM PRESENTED, ASSUMING NO CHANGE IN THE FACTS OR THE LAW UPON WHICH SUCH OPINION IS BASED, AND SUBJECT TO THE RECEIPT, REVIEW AND APPROVAL OF FINAL DOCUMENTS.


Mr. Richard P. Bellinger
President and Chief Executive Officer
Golden Bear Golf, Inc.
11780 U.S. Highway #1
North Palm Beach, Florida 33408

         RE:      GOLDEN BEAR GOLF, INC.
                  OFFERING OF SHARES OF CLASS A COMMON STOCK

Dear Mr. Bellinger:

         As counsel to Golden Bear Golf, Inc. (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of up to 2,070,000 shares of Class A Common Stock of the Corporation (the "Class A Common Stock"). In addition, we have examined a copy of the Prospectus included in the Corporation's Registration Statement on Form S-1, File No. 333-05581, pursuant to which the Class A Common Stock will be registered under the Securities Act of 1933, as amended.

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

Mr. Richard P. Bellinger
          , 1996
Page 2


         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Class A Common Stock against payment of adequate consideration therefore in accordance with the terms of such Prospectus, the Class A Common Stock will be validly issued, fully paid and non-assessable.


                                                Very truly yours,



                                                STEARNS WEAVER MILLER WEISSLER
                                                ALHADEFF & SITTERSON, P.A.